UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Bookham, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 — AMENDMENT TO 2004 STOCK INCENTIVE PLAN
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
HOUSEHOLDING OF PROXY STATEMENT
OTHER MATTERS

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 25, 2008

To the stockholders of Bookham, Inc.:

A special meeting of stockholders of Bookham, Inc., a Delaware corporation, will be held on Friday, January 25, 2008 at 9:00 a.m., local time, at our principal executive offices, 2584 Junction Avenue, San Jose, California, for the purpose of considering and voting on our Amended and Restated 2004 Stock Incentive Plan, which we refer to as the 2004 Amended Plan, to, among other things, increase the aggregate number of shares of common stock reserved for issuance under the 2004 Amended Plan from 9,000,000 shares to 19,000,000 shares and to add certain limitations with respect to awards we may grant under the 2004 Amended Plan.

Holders of record of our common stock at the close of business on December 3, 2007 are entitled to receive this notice and to vote at the special meeting of stockholders.

As a company in a highly competitive business sector, we rely heavily upon equity-based compensation to attract, motivate and retain our employees. Our use of equity-based compensation is critical as a means to supplement cash compensation paid to our employees and is particularly important in light of the significant turnover experienced in our industry in recent years, the competition for engineering, management and manufacturing talent in the regions in which we operate, and our need to attract, motivate and retain employees in a rapidly changing business environment. These reasons, coupled with the fact that, as of October 31, 2007, only 551,753 shares of common stock remained available for issuance pursuant to future grants of stock options, stock appreciation rights, restricted stock or other stock-based awards under our 2004 Stock Incentive Plan have led us to conclude that it is necessary to increase the number of shares available for issuance.

At our 2007 annual meeting of stockholders on October 23, 2007, we proposed amendments to the 2004 Stock Incentive Plan providing for an increase in the number of shares of common stock authorized for issuance under the 2004 Plan from 9,000,000 shares to 19,000,000 shares. Those proposed amendments were not approved by the required vote of stockholders at the 2007 annual meeting. For the reasons outlined above, we continue to believe that it is critical for our future success that the number of shares available for issuance be increased. We have therefore worked with independent third-party compensation consultants in the course of generating the terms and conditions of the 2004 Amended Plan as submitted for approval at the special meeting. Our board of directors urges you to vote in favor of approval of the 2004 Amended Plan.

We encourage you to attend the special meeting of stockholders in person. However, in order to make sure that you are represented at the special meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

/s/  Peter F. Bordui

Peter F. Bordui
Chairman of the Board of Directors

December 6, 2007

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. YOU MAY ALSO SUBMIT A PROXY BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD OR ACCESSING THE INTERNET AS INSTRUCTED ON THE PROXY CARD. SUCH ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

BOOKHAM, INC.
2584 Junction Avenue
San Jose, California 95134

PROXY STATEMENT

For the Special Meeting of Stockholders
To be held on January 25, 2008

This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for a special meeting of stockholders of Bookham, Inc., a Delaware corporation, to be held on Friday, January 25, 2008 at 9:00 a.m., local time, at our principal executive offices, 2584 Junction Avenue, San Jose, California, including any postponements or adjournments thereof. The special meeting is being held to consider the approval of the Amended and Restated 2004 Stock Incentive Plan, which we refer to as the 2004 Amended Plan, to, among other things, increase the aggregate number of shares of common stock reserved for issuance under the 2004 Amended Plan from 9,000,000 shares to 19,000,000 shares and to add certain limitations with respect to awards we may grant under the 2004 Amended Plan.

The notice of the special meeting of stockholders, this proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about December 7, 2007.

Voting of Proxies

All shares held by stockholders who are entitled to vote and who are represented at the special meeting by properly submitted proxies will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the special meeting.

You may deliver your proxy to vote your shares in one of the following ways or you may vote in person at the special meeting.

You may submit your proxy to vote by mail.  You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail.

You may submit your proxy to vote over the Internet.  If you have Internet access, you may submit your proxy to vote your shares from any location in the world by following the “Vote By Internet” instructions set forth on the enclosed proxy card.

You may submit your proxy to vote by telephone.  You may submit your proxy to vote your shares by telephone by following the “Vote By Phone” instructions set forth on the enclosed proxy card.

You may vote in person.  If you attend the special meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the special meeting.

A proxy may be revoked and your vote changed before it is used to cast a vote. Your can change your vote and revoke your proxy at anytime before the vote is taken at the special meeting by doing any one of the following:

•	filing with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by phone; or

•	attending the special meeting and voting in person. Attendance at the special meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.

Any written notice of revocation or subsequent proxy should be sent to us at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.

If a proxy card does not specify how the proxy is to be voted with respect to approval of the 2004 Amended Plan, the shares will be voted “FOR” approval of the 2004 Amended Plan.

Our board of directors does not know of any other matters that may come before the special meeting. If any other matter properly comes before the special meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the special meeting with respect to that matter or proposal.

Stockholders Entitled to Vote

Our board of directors has fixed December 3, 2007 as the record date for the determination of stockholders entitled to vote at the special meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. On December 3, 2007, there were 99,842,361 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the special meeting.

Quorum and Votes Required

The holders of at least a majority in voting power of the shares of our common stock issued and outstanding on the record date and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to the matter presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the special meeting.

If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the special meeting, the shares cannot be voted by the broker, although they will be counted for purposes of determining whether a quorum is present. Accordingly, such broker non-votes and abstentions would have no effect on the voting on the approval of the 2004 Amended Plan.

If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the special meeting by proxy, you will need to obtain a proxy card from the holder of record.

The affirmative vote of the holders of a majority of the shares present or represented and voting on the matter at the special meeting is required to approve the 2004 Amended Plan.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares of our common stock beneficially owned as of October 31, 2007 by each entity or person who is known to us to own 5% or more of our common stock, each director, each executive officer listed in the Summary Compensation Table below, and all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Rights to acquire shares of common stock that are exercisable within 60 days of October 31, 2007 are deemed to be beneficially owned by the person holding such rights for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Percentage of beneficial ownership is based on 83,866,944 shares of common stock outstanding as of October 31, 2007.

The address of each of our executive officers and directors is c/o Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134.

			Options
			Included in Shares
	Shares Beneficially Owned		Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number

5% Stockholders
GLG Partners LP(1)	6,071,037	7.2%	—
1 Curzon Street London W1J 5HB England
Tennenbaum Capital Partners, LLC(2)	4,240,200	5.1%	—
2951 28th Street, Suite 1000 Santa Monica, California 90405
Granahan Investment Management, Inc.(3)	4,183,550	5.0%	—
275 Wyman Street, Suite 270 Waltham, Massachusetts 02154
FMR Corp.(4)	4,183,116	5.0%	—
82 Devonshire Street Boston, Massachusetts 02109
Executive Officers and Directors
Stephen Abely	448,696	*	130,208
Giorgio Anania(5)	—	*	—
Alain Couder(6)	375,000	*	—
Jim Haynes	207,254	*	74,292
Adrian Meldrum	132,269	*	46,958
Stephen Turley	111,429	*	26,042
Peter Bordui	66,150	*	36,150
Joseph Cook	67,783	*	37,783
Lori Holland	108,664	*	78,664
W. Arthur Porter	99,743	*	69,743
David Simpson(7)	121,591	*	81,591
All executive officers and directors as a group (10 persons)	1,738,579	2.1%	581,431

*	Represents beneficial ownership of less than 1%.

(1)	Includes warrants to purchase 450,000 shares of common stock. The information is based on an Amendment No. 1 to Schedule 13G filed with the SEC on January 17, 2007 by (i) GLG Partners, LP (the “Investment Manager”), with respect to the shares held by certain funds to which the Investment Manager serves as investment manager (collectively, the “GLG Funds”), (ii) GLG Partners Limited (the “General Partner”), which serves as the general partner of the Investment Manager, with respect to the shares held by each of the GLG Funds, and (iii) each of Mr. Noam Gottesman, Mr. Pierre Lagrange and Mr. Emmanuel Roman with respect to the shares held by each of the GLG Funds, all of which share voting and dispositive power over the shares. Mr. Gottesman, Mr. Lagrange and Mr. Roman are collectively referred to as the “Reporting Individuals.” The Investment Manager, which serves as the investment manager to each of the GLG Funds, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. The General Partner, as general partner to the Investment Manager, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of the Reporting Individuals, as a Managing Director of the General Partner with the power to exercise investment discretion, may be deemed to be the beneficial owner of all shares owned by the GLG Funds. Each of the Investment Manager, the General Partner, and the Reporting Individuals disclaim any beneficial ownership of any such shares, except for their pecuniary interest therein.

(2)	The information is based on a Schedule 13G filed with the SEC on May 25, 2007 by Tennenbaum Capital Partners, LLC, Tennenbaum & Co., LLC and Mr. Michael E. Tennenbaum, who share voting and dispositive power over the shares. Tennenbaum Multi-Strategy Master Fund has the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.

(3)	The information is based on a Schedule 13G filed with the SEC on April 2, 2007 by Granahan Investment Management, Inc. Granahan Investment Management, Inc. has sole dispositive power over all of these shares and sole voting power over 540,400 of these shares.

(4)	This information is based on an Amendment No. 2 to Schedule 13G filed with the SEC on April 10, 2007 by FMR Corp. and Edward C. Johnson 3d. Fidelity Management & Research Company is the beneficial owner of 4,183,116 shares as a result of acting as an investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR Corp. each has sole power to dispose of these shares. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by such funds, which power resides with the funds’ Board of Trustees. The interest of one investment company, Fidelity Small Cap Independence, an investment company registered under the Investment Company Act of 1940, in our common stock amounted to 3,533,716 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.

(5)	Dr. Anania served as a director and as our President and Chief Executive Officer until February 2007.

(6)	Mr. Couder became our President and Chief Executive Officer and a director in August 2007.

(7)	Of these shares, 10,000 are jointly owned by Dr. Simpson’s spouse.

Director Compensation

During the fiscal year ended June 30, 2007, or fiscal 2007, we reimbursed directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees. Each non-employee director received an annual retainer of $20,000, an additional $3,000 for each in-person meeting of our board of directors and $500 for each teleconference of our board of directors or committee of our board of directors the director attended. The chairman of our board of directors received an annual retainer of $80,000. In addition, the chairman of our audit committee received an annual fee of $36,000, the chairman of our compensation committee received an annual fee of $16,000 and the chairman of our nominating and corporate governance committee received an annual fee of $16,000. Each member of the compensation committee and each member of the nominating and corporate governance committee received an annual fee of $4,000 for serving on such committee and each member of the audit committee received an annual fee of $8,000 for serving on such committee. Pursuant to a resolution adopted by our board of directors, each year at our annual meeting of stockholders, each non-employee director is automatically granted a nonstatutory stock option to acquire 10,000 shares of our common stock and an award of restricted stock or restricted stock units for 10,000 shares of our common stock under our 2004 stock incentive plan, provided that the director is serving as a director both immediately before and immediately after the annual meeting. The options vest immediately and the restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date. If the 2004 Amended Plan is approved by our stockholders, future restricted stock awards to our non-employee directors under the 2004 Amended Plan will vest such that (i) no more than one-third vests prior to the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, (ii) no more than two-thirds vest prior to the earlier of the second anniversary of the date of grant or the date of the second annual meeting held after the date of grant, and (iii) the balance vests at a rate no more than ratably over the period from the second anniversary of the date of grant to the third anniversary of the date of grant (or, if the date of the third annual meeting held after the date of grant is earlier than the third anniversary of the date of grant, the period from the second anniversary of the date of grant to the third annual meeting held after the date of grant). The shares of restricted stock or restricted stock units vest in full upon a consummation of a change in control of

Bookham, provided that the director serves as a director until such date. In our discretion, we may grant additional equity awards to our non-employee directors under our 2004 stock incentive plan, or if approved by our stockholders, the 2004 Amended Plan.

We have a director’s fee agreement with Ms. Holland, which became effective on August 1, 2002 and which provides for an annual payment to Ms. Holland of $40,000 for service as our audit committee financial expert. The agreement does not provide for any benefits if Ms. Holland ceases to be a director.

The following table sets forth information concerning the compensation of our directors for fiscal 2007.

2007 Director Compensation

	Fees Earned or	Stock Awards		Option Awards
Name(1)	Paid in Cash ($)	($)(2)		($)(2)		Total ($)

Joseph Cook	$71,267	$34,948	(3)	$20,871	(4)	$127,086
Lori Holland	$92,700	$34,948	(3)	$20,871	(4)	$148,519
W. Arthur Porter	$57,167	$34,948	(3)	$20,871	(4)	$112,986
David Simpson	$65,883	$34,948	(3)	$20,871	(4)	$121,702

(1)	The fiscal 2007 compensation information for Dr. Giorgio Anania and Dr. Peter Bordui, each of whom served as a director in fiscal 2007, is included in the Summary Compensation Table. The following are the aggregate number of restricted stock awards that were held by each of our non-employee directors as of June 30, 2007: Joseph Cook: 20,000, Lori Holland: 20,000, W. Arthur Porter: 20,000, and David Simpson: 30,000. The following are the aggregate number of option awards outstanding that were held by each of our non-employee directors as of June 30, 2007: Joseph Cook: 27,783, Lori Holland: 68,664, W. Arthur Porter: 59,743, and David Simpson: 71,591.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, or SFAS 123R, of equity awards under our equity plans, including equity awards granted in and prior to fiscal 2007. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 1 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007 filed on August 31, 2007. The options vest as to 100% of the shares subject to the option on the date of grant. Each option has a term of 10 years, and generally expires after the recipient ceases to be a director. The restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date.

(3)	Consists of the grant date fair value as determined in accordance with SFAS 123R of $10,465 of the restricted stock award granted on November 1, 2006 and the grant date fair value of $24,483 of the restricted stock award granted on November 11, 2005.

(4)	Consists of the grant date fair value as determined in accordance with SFAS 123R of $20,871 of the stock option award granted on November 1, 2006.

Executive Compensation

Compensation Discussion and Analysis

Overview

Our executive compensation program is designed to recognize our executives’ contributions to our business and provide incentives for them to deliver performance that meets our objectives. The elements of this executive compensation are ultimately determined by the compensation committee of our board of directors.

During fiscal 2007, our senior management, especially the Chief Executive Officer and the Vice President of Human Resources, assisted the compensation committee in determining the compensation of our executives. Senior management made recommendations to the compensation committee regarding proposed compensation arrangements and participated in compensation committee meetings. However, the ultimate decisions regarding compensation arrangements were made by the compensation committee, which did not accept management recommendations in all instances and held discussions at certain meetings without management participation.

Objectives and Philosophy of Our Executive Compensation Program

We believe that the compensation of our executives should be designed to attract and retain key employees, motivate them to achieve our company goals and reward them for superior performance. In this way, we believe that the interests of our executives are aligned with those of our stockholders.

We believe that the compensation of our executives should motivate management as a team as well as individually. Therefore, certain performance objectives relate to our overall performance, such as the achievement of key company-wide operating objectives, including growth of sales, operating earnings, cash flow, earnings per share and long-term competitiveness, factors that we believe ultimately and positively affect the market price for our stock.

We believe that the performance of the executive team in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining the overall compensation of each of our executives. We also believe that executive compensation should not necessarily be based on the short-term performance of our stock, whether favorable or unfavorable, but rather on the long term performance of our stock, which we believe reflects our operating performance and, ultimately, the effectiveness of our executive team in managing our company.

Consistent with these philosophies, the following core principles provide a framework for our executive compensation program:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	align executives’ incentives with the creation of stockholder value.

Because our executives are geographically dispersed, executive compensation decisions are influenced by the geographical regions in which we compete for executive talent.

A portion of our executive compensation consists of stock options and restricted stock grants that vest either over time or upon the achievement of defined performance criteria. We believe such forms of equity compensation help to retain our executives and align their interests with those of our stockholders by allowing the executives to participate in the long-term success of our company as reflected in stock price appreciation. The compensation committee has delegated to our stock option committee, which currently consists of our chief executive officer, the authority to make grants under our 2004 stock incentive plan to certain employees, other than our executive officers. The stock option committee’s authority to make grants is subject to limitations, including that it is not authorized to grant options to any of its members, to any other executive officer or to any person that the board or the compensation committee may from time to time designate in writing, to grant in the aggregate options with respect to more than 1,000,000 shares of our common stock or to grant to any person, in any calendar year, options with respect to more than 25,000 shares of our common stock.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation.

As part of its process of making compensation decisions, the compensation committee surveys the executive compensation paid by appropriately sized peer groups of publicly traded companies in the telecommunications industry. This activity involves collecting publicly available compensation data of companies in our peer group as well as procuring relevant surveys from leading consultants in the executive compensation field.

In fiscal 2007, the compensation committee reviewed the Compensation & Benefit Survey provided by Radford Surveys and Consulting, a division of AON Consulting, Inc., which provides compensation data for similarly-sized companies in the optic-telecommunications industry. We believe that the compensation practices identified in this survey provide appropriate compensation benchmarks because the referenced companies have similar organizational structures and tend to compete with us for executives and other employees. For benchmarking executive compensation, the compensation committee reviewed the compensation data from the complete group of companies contained in the survey, as well as a subset of the data from those companies that have a similar number of employees as our company. For fiscal 2007, the subset consisted of Avanex Corporation, Finisar Corporation, Coherent, Inc., Newport Corporation, JDS Uniphase Corporation, Optium Corporation and Opnext, Inc. for United States executive compensation and ARM Holdings plc, Spirent Communications plc, Filtronic plc, Renishaw plc and Dialight plc for United Kingdom executive compensation.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. In addition to the Radford Surveys, during fiscal 2007, the compensation committee retained the services of executive recruitment specialists Korn/Ferry International to assist in our search for a chief executive officer and to provide market specific information regarding the appropriate ranges of total chief executive officer compensation.

With this variety of information, the compensation committee aims to provide our executives with short-term cash compensation at or greater than the median of the comparator group of companies. This general target is a guideline and may be varied in practice depending on a variety of factors such as geography, market, experience level, individual performance, prior employment compensation, seniority, scope of responsibilities, availability of similar talent, strength of succession plans and the individual’s short-term to long-term compensation ratio, all of which were considered by the compensation committee in determining executive compensation for fiscal 2007.

Components of Our Executive Compensation Program

During fiscal 2007, the primary elements of Bookham’s executive compensation program were:

•	base salary; and

•	stock option and restricted stock awards.

Other components of compensation consisted of severance and change of control benefits as well as benefits and other compensation made available to all Bookham employees, including various geographically specific benefit plans made available to Bookham’s employees in such locations. Historically, quarterly cash incentive bonuses have been a component of executive compensation under our quarterly cash incentive bonus plan for our executives, although the plan was suspended during fiscal 2007.

Base Salary

Bookham pays each of its executives a base salary in cash on either a bi-weekly or monthly basis. Base salary is used to recognize the experience, skills, knowledge and responsibilities of our executives and is an important element in retaining these individuals. Generally, we believe that executive base salaries should be targeted at or greater than the median of salaries for executives in similar positions at comparable companies.

Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. Taking into account these factors and overall company performance and financial position, the compensation committee did not make any material adjustments to salaries between fiscal 2006 and fiscal 2007. However, the base salaries of our senior management team were reduced by 10% for the period of February 1, 2007 through September 30, 2007 in conjunction with our implementation of cost cutting measures introduced in February 2007.

On October 23, 2007, our compensation committee increased the annual base salary of James Haynes, our chief operating officer, from £163,200 to £172,500, and the annual base salary of Adrian Meldrum, executive vice president and general manager of the telecom division, from £126,500 to £138,000.

Stock Option and Restricted Stock Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants provides an incentive to our executives to remain in our employ during the vesting period and, where provided, to reach performance-based targets. In determining the size of equity grants to our executives, including for fiscal 2007, our compensation committee considers comparative share ownership of executives in our compensation peer group, Radford surveys, our company-level performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards and the recommendations of management.

Our equity awards have historically taken the form of stock options. However, the compensation committee has begun to include restricted stock as a component of executive compensation. We believe that the retentive effect of restricted stock is better than stock options because of its inherent value and therefore fewer shares of restricted stock are required compared to stock options for the same incentive effect thereby reducing stockholder dilution. The compensation committee reviews all components of the executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. All grants of options and restricted stock to our executives are made by the compensation committee. In fiscal 2007, the compensation committee granted our executives a combination of time-based options and performance-based restricted stock. These time-based options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option monthly thereafter over the remaining 36 months. These performance-based restricted stock vests upon our achievement of positive adjusted EBITDA in a fiscal quarter. The compensation committee did not make any material adjustments to the levels of equity compensation between fiscal 2006 and fiscal 2007. We do not have a formal policy regarding annual equity compensation.

The exercise price of all stock options was set at the closing price of our common stock on the NASDAQ Global Market on the date of grant.

Quarterly Cash Incentive Bonus

We have a quarterly cash incentive bonus plan for our executives.

The quarterly cash incentive bonuses are intended to reward the achievement of company strategic, operational and financial goals and individual performance objectives. In fiscal 2007, amounts payable under the quarterly cash incentive bonus plan were calculated as a percentage of the applicable executive’s base salary up to a maximum of 50% of their base salary, except in the case of Mr. Couder, where it was a maximum of 100% of base salary. The corporate targets and the individual objectives were given roughly equal weight in the bonus analysis. The corporate targets generally related to revenue, adjusted EBITDA and net income, as evaluated on an annual basis. Individual objectives are necessarily tied to the particular area of expertise of the employee and his performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. The compensation committee has previously worked with the chief executive officer to develop corporate and individual goals that it believes can be achieved reasonably with hard work, coordinated effort and reasonable external market conditions over the next year. During fiscal 2007, the quarterly cash incentive bonus plan was suspended, resulting in no payouts to executive officers during fiscal 2007. The compensation committee has established a cash bonus plan for certain officers and key employees, including Mr. Couder and our named executive officers, for the fiscal year ending June 28, 2008 and subsequent periods, which we refer to as the Bonus Plan. The compensation committee has established eligible bonus levels of between 35% and 45% of base salary, and provided for payments based upon the achievement of financial goals established by the committee and measured on a semi-annual basis. For the first half of fiscal 2008, the compensation committee has established “threshold”, “target” and “stretch” goals weighted two-thirds on the achievement of EBITDA and one-third on corporate cash balances. If the designated threshold goals in the six-month period are achieved, the participants will be entitled to receive an amount equal to 25% of their eligible bonus level, and if designated target goals identified for the period are met, participants will receive an amount equal to 50% of their eligible bonus level. No bonus will be payable if threshold goals are not met; any bonus between the threshold and target goals will be calculated linearly; and the bonus will be paid after the December quarter’s earnings are announced for the first half of each year and after the June quarter’s earnings are announced for the second half of each year. If the designated stretch goals are achieved, participants are entitled to receive an amount equal to 75% of their eligible bonus level. In the first half of the fiscal year, the portion of the bonus above the target goal amount will not be paid unless the target goals are also achieved or exceeded in the second half. Any bonus between the target goals and stretch goals will be calculated linearly, and all bonus amounts above the target goals will be paid after the June quarter’s earnings are announced in each year.

Mr. Meldrum participates in a quarterly sales incentive plan under which we made payments during fiscal 2007 and which is based on the achievement of quarterly sales targets. This plan consists of two elements: (i) the achievement of quarterly sales targets which are based on our corporate revenue forecasts; and (ii) individual objectives. These two elements are weighted 60% for sales revenues and 40% for objectives. The revenue and individual objective targets are established by the chief executive officer every quarter. During the last half of fiscal 2007, however, as agreed by Mr. Meldrum and our chief executive officer, Mr. Meldrum’s incentive payment was tied to the average performance against the sales incentive plan of sales personnel who report to Mr. Meldrum. Such individuals receive incentive compensation under the plan when they achieve either 75% of their individual revenue forecast or 50% of their revenue target.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and medical insurance, life and disability insurance and a 401(k) plan or, for executives and employees residing outside the U.S., a similar retirement plan. All executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees depending on their geographic location. We provide car and/or commuting allowances to a number of our executives, including Steve Abely, Steve Turley, Adrian Meldrum and Jim Haynes.

Severance and Change-of-Control Benefits

Pursuant to employment and notice agreements we have entered into with our executives, our executives are entitled to certain benefits in the event of the termination of their employment under specified circumstances. In addition, under our 2004 Stock Incentive Plan, our executives are entitled to accelerated vesting of certain equity issued under the plan upon a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Employment, Change of Control and Severance Arrangements” below.

We believe providing these benefits helps us compete for and retain executive talent. After reviewing the practices of companies represented in our compensation peer group, we believe that our severance and change of control benefits are generally in line with, if not below, the median of severance packages offered to executives by companies in our peer group.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our officers whose compensation is required to be reported to our stockholders pursuant to the Securities Exchange Act of 1934 by reason of being among the four most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

SFAS 123R requires us to recognize in our statement of operations all share-based payments to employees, including grants of stock options and restricted stock to executives, based on their fair values. In structuring our executive compensation, including the performance-based portion of our executive compensation, we consider the financial accounting implications of the related expenses. The application of SFAS 123R involves significant amounts of judgment in the determination of inputs into the Black-Scholes-Merton valuation model which we use to determine the fair value of share-based awards. These inputs are based upon highly subjective assumptions as to the volatility of the underlying stock, risk free interest rates and the expected life of the options. Judgment is also required in estimating the number of share-based awards that are expected to be forfeited. As required under the accounting rules, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value stock-based awards granted in future periods may vary from the valuation assumptions we have used previously. For performance based grants we also must apply judgment in determining if and when the related performance targets become probable of being met.

Summary Compensation

The following table sets forth certain information concerning the compensation for fiscal 2007 for the individuals who served as our principal executive officer and our principal financial officer during fiscal 2007 and each of our three other most highly compensated executive officers who received annual compensation in excess of $100,000 during fiscal 2007, collectively, the “named executive officers.”

Summary Compensation Table

						Stock		Option		All Other
				Bonus		Awards		Awards		Compensation
Name and Principal Position	Year(1)	Salary ($)		($)(2)		($)(3)		($)(3)		($)		Total ($)

Giorgio Anania	2007	$329,041	(5)	—		$775,317		$393,695		$866,563	(5)(6)	$2,364,616
President and Chief
Executive Officer(4)
Peter F. Bordui(7)	2007	$284,523	(8)	—		$34,948	(9)	$20,871	(10)	—		$340,342
Interim President and Chief
Executive Officer
Stephen Abely	2007	$326,661		—		$153,760		$194,394		$21,840	(11)	$696,655
Chief Financial Officer
Jim Haynes	2007	$317,226	(5)	—		$77,006		$188,002		$48,428	(5)(12)	$630,662
Chief Operating Officer and
Acting Chief Technology Officer
Adrian Meldrum	2007	$245,889	(5)	$91,239	(2)(5)	$43,230		$108,937		$42,009	(5)(13)	$531,304
Vice President, Sales and
Marketing
Steve Turley	2007	$318,782	(5)	—		$102,517		$39,201		$62,432	(5)(14)	$522,932
Chief Commercial Officer

(1)	The fiscal year in this column refers to the fiscal year ended June 30, 2007.

(2)	Consists of payments in connection with a quarterly sales incentive plan.

(3)	The amounts in this column reflect the dollar amount computed for financial statement reporting purposes for fiscal 2007, in accordance with SFAS 123R, of equity awards granted under our equity plans, including equity awards granted in and prior to fiscal 2007. There can be no assurance that the SFAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 1 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007. The options, other than options granted to Dr. Bordui, vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48 of the shares subject to the option monthly thereafter over the remaining 36 months. Each option, other than options granted to Dr. Bordui, has a term of ten years, and generally expires shortly following the termination of the executive’s employment. The restricted stock and restricted stock units vest either (i) in full upon our achievement of positive adjusted EBITDA or (ii) one-half as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date and one-half as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. In addition, as described below under “Employment Agreements and Potential Termination Payments”, the vesting of these awards may be accelerated following employment termination or a change of control under certain circumstances. The options granted to Dr. Bordui are immediately vested, have a term of ten years and expire after Dr. Bordui ceases to be a director.

(4)	Dr. Anania served as our President and Chief Executive Officer until February 13, 2007.

(5)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(6)	Consists of $25,735 car allowance, $12,271 accommodation costs, $4,158 professional fees and subscriptions, $19,052 travel allowance, $14,596 health care costs, $29,613 pension contribution and $866,563 separation payments consisting of $535,471 pay in lieu of notice, $69,611 accrued vacation and $133,868 as compensation for loss of employment.

(7)	Dr. Bordui served as our interim President and Chief Executive Officer from February 13, 2007 through August 13, 2007.

(8)	This amount consists of Dr. Bordui’s director compensation of $93,917 fees paid in cash received for service as our director from July 2, 2006 through February 13, 2007 and employee compensation of $190,606 received for service as our interim President and Chief Executive Officer from February 13, 2007 to June 30, 2007.

(9)	Consists of the grant date fair value of $10,465 of the restricted stock award granted on November 1, 2006 and the grant date fair value of $24,483 of the restricted stock award granted on November 11, 2005. These shares vest as to 50% of the shares on the one-year anniversary of the grant date and as to 50% of the shares on the second-year anniversary. These grants were made to Dr. Bordui as part of his director compensation.

(10)	Consists of the grant date fair value of $20,871 of the stock option award granted on November 1, 2006. These shares are vested 100% on the grant date. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(11)	This amount represents Mr. Abely’s car allowance.

(12)	Consists of $18,255 car allowance, $28,550 pension contribution and $1,623 private medical allowance.

(13)	Consists of $18,255 car allowance, $22,131 pension contribution and $1,623 private medical allowance.

(14)	Consists of $24,340 car allowance, $7,779 fuel allowance, $28,690 pension contribution and $1,623 private medical allowance.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during fiscal 2007 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

2007 Grants of Plan-Based Awards

								All Other
						All Other		Option		Exercise
						Stock		Awards:		or Base	Grant Date
						Awards:		Number of		Price of	Fair Value of
		Estimated Future Payouts Under Equity Incentive Plan Awards				Number of		Securities		Option	Stock and
		Threshold	Target		Maximum	Shares		Underlying		Awards	Options
Name	Grant Date	(#)	(#)		(#)	or Units		Options		($/Sh)	Awards(1)

Giorgio Anania	—	—	—		—	—		—		—	—
Peter F. Bordui	11/01/2006	—	—		—	10,000	(2)	10,000	(3)	$3.17	$52,571
Steve Abely	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968
Jim Haynes	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968
Adrian Meldrum	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968
Steve Turley	06/12/2007	—	25,000	(4)	—	—		25,000	(5)	$2.01	$82,968

(1)	The amounts reported in this column are computed in accordance with SFAS 123R. The assumptions we used to calculate these amounts are included in Note 1 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007 filed on August 31, 2007.

(2)	These shares vest as to 50% of the shares on the one-year anniversary of the grant date and as to 50% of the shares on the second-year anniversary. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(3)	These options are vested 100% on the grant date. This grant was made to Dr. Bordui as part of his director compensation on November 1, 2006.

(4)	These shares vest upon our achievement of positive adjusted EBITDA in any fiscal quarter.

(5)	These options vest as to 25% of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter over the remaining 36 months. In addition, as described below under “Employment, Change of Control and Severance Arrangements,” the vesting of these shares may be accelerated following employment termination or a change of control under certain circumstances.

Equity Awards and Holdings

The following table sets forth information concerning share options that have not been exercised, unvested restricted stock and equity incentive plan awards for each of the named executive officers as of June 30, 2007.

2007 Outstanding Equity Awards at Fiscal Year-End

							Stock Awards
	Option Awards								Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares or		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised	Option		Option	Stock That		Stock That
	Options (#)		Options (#)	Exercise		Expiration	Have Not		Have Not
Name	Exercisable		Unexercisable	Price ($)		Date	Vested		Vested(1)

Giorgio Anania	—		—	—		—	—		—
Peter F. Bordui	6,150	(2)	—	$10.444		06/02/2014	5,000	(3)	$11,250
	10,000	(2)	—	$4.91		11/11/2015	10,000	(3)	$22,500
	10,000	(2)	—	$3.17		11/01/2016
Steve Abely	98,958	(4)	151,042	$4.91		11/11/2015	200,521	(5)	$451,172
	—	(4)	25,000	$2.01		06/12/2017	25,000	(6)	$56,250
Jim Haynes	3,500	(7)	3,500	$6.73		09/22/2014	100,260	(5)	$225,585
	49,479	(4)	75,521	$4.91		11/11/2015	25,000	(6)	$56,250
	4,813	(4)	2,187	$6.73		09/22/2014
	—	(4)	25,000	$2.01		06/12/2017
	14,375	(1)	625	$16.23	(8)	08/07/2013
	3,750	(4)	1,250	$11.87	(8)	06/02/2014
	7,031	(4)	469	$27.43	(8)	09/25/2013
Adrian Meldrum	4,000	(7)	4,000	$6.73		09/22/2014	56,146	(5)	$126,329
	5,500	(4)	2,500	$6.73		09/22/2014	25,000	(6)	$56,250
	27,708	(4)	42,292	$4.91		11/11/2015
	—	(4)	25,000	$2.01		06/12/2017
	2,000	(9)	—	$22.92	(8)	11/02/2011
	7,500	(4)	2,500	$11.87	(8)	06/02/2014
	500	(4)	—	$15.82	(8)	11/14/2012
	1,500	(4)	—	$15.82	(8)	11/14/2012
	4,687	(4)	313	$27.43	(8)	09/25/2013
Steve Turley	19,792	(4)	30,208	$4.91		11/11/2015	40,104	(5)	$90,234
	—	(4)	25,000	$2.01		06/12/2017	25,000	(6)	$56,250

(1)	Calculated by multiplying the number of unvested shares by $2.25, the closing price per share of our common stock on the NASDAQ Global Market on June 29, 2007.

(2)	The total option award (which is the sum of exercisable, unexercisable and exercised) is fully vested on the date of grant.

(3)	The restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date.

(4)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests 25% on the first anniversary of the grant date, then 1/48th per month thereafter over the remaining 36 months.

(5)	One-half of these shares of restricted stock vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock or restricted stock units underlying the awards vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters.

(6)	These shares vest upon our achievement of positive adjusted EBITDA in any fiscal quarter.

(7)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests 50% upon Bookham’s achieving profitability and the remaining 50% vests upon Bookham’s achieving cash break-even. On September 22, 2009, any portion of the option that remains unvested will vest in full.

(8)	Converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(9)	The total option award (which is the sum of exercisable, unexercisable and exercised) vests one-third 18 months after the date of grant, one-third vests 30 months after the date of grant and the remaining third vests 42 months after the date of grant.

Option Exercises and Stock Vested in 2007

The following table sets forth information regarding options exercised by the named executive officers and vesting of restricted stock held by the named executive officers during the fiscal year ended June 30, 2007.

Amounts shown under the column “Value Realized” for option awards represent the difference between the option exercise price and the closing sale price of our common stock on the date of exercise and for stock awards represent the number of shares of restricted stock multiplied by the market value of the shares on the vesting date.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)(1)	Vesting ($)

Giorgio Anania	—	—	187,500	$502,813
Peter F. Bordui	—	—	5,000	$18,000
Steve Abely	—	—	49,479	$162,473
Jim Haynes	—	—	24,740	$81,238
Adrian Meldrum	—	—	13,854	$45,492
Steve Turley	—	—	49,896	$176,496

(1)	Reflects restricted stock that vested in fiscal 2007.

Employment, Change of Control and Severance Arrangements

Each of Dr. Turley and Messrs. Abely, Haynes and Meldrum has an employment agreement with Bookham Technology plc. Until Dr. Anania ceased to be our president and chief executive officer in February 2007, he also had an employment agreement with Bookham Technology plc. These agreements describe the individual’s salary, bonus and other benefits including medical and life insurance coverage, car allowance, vacation and sick days, and pension plan participation. The agreements also contain a prohibition on the use or disclosure of our confidential information, such as trade secrets, patents and customer information, for non-business purposes. Dr. Anania’s agreement also contained a non-competition clause prohibiting Dr. Anania from dealing with our customers or prospective customers, and a non-solicitation clause prohibiting Dr. Anania from dealing with certain of our suppliers, prospective suppliers, senior executives, salespersons and other key employees, for a period of twelve months after he has stopped working for us. The agreements with Mr. Haynes and Mr. Meldrum contain similar prohibitions, as well as a prohibition on being employed by or otherwise involved with any of our competitors for a period of six months after either has stopped working for us.

On May 28, 2007, in connection with Dr. Anania ceasing to be our president and chief executive officer, Bookham Technology plc entered into a compromise agreement with Dr. Anania, which provided for the payment to Dr. Anania of normal salary and benefits through February 13, 2007, £264,000 in lieu of notice under our prior service agreement with Dr. Anania, £34,320 for accrued vacation and £66,000 as compensation for loss of employment. In addition, we agreed to accelerate the vesting of 128,906 shares of restricted stock held by Dr. Anania. These payments were made in full and final settlement of all claims that Dr. Anania may have had against Bookham Technology (or any entity affiliated with Bookham Technology) or any of its or their officers or employees, including claims arising out of his employment or the termination of his employment.

Our executive officers are elected by our board of directors and serve at its discretion, subject to a three-month notice period in the case of Messrs. Abely, Meldrum and Haynes and a four-month notice period in the case of Dr. Turley. The agreements provide that the notice period does not apply if the officer is being terminated for cause, which is defined to include gross misconduct, conduct which our board of directors determines brings the individuals or us into disrepute or a serious breach of the employment agreement.

On May 7, 2007, we entered into a letter agreement with Dr. Bordui with respect to his employment as our interim President and Chief Executive Officer. The agreement, which was terminable upon 30 days’ prior written notice by either party, provided for an annualized salary of $500,000 for the one-year period commencing on February 13, 2007, subject to adjustment as determined by our board of directors.

Each of Dr. Turley and Mr. Abely has entered into a bonus agreement with us that provides for the payment of £150,000, in the event of a change in control, provided that the individual is employed by us:

•	on the date of the closing of the change in control,

•	one month prior to our entering into an agreement for sale of our assets, a merger or consolidation or a sale of our share capital described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control, or

•	one month prior to a change in the composition of our board of directors described below, provided that the individual is not terminated for gross misconduct prior to the closing of the change in control.

A change in control is defined as:

•	a sale of all or substantially all of our assets,

•	a merger or consolidation of Bookham in which our voting securities outstanding immediately prior to the merger or consolidation no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the merger or consolidation,

•	a sale, transfer or disposition of any part of our share capital to any person that results in that person, together with any other person acting in concert with that person, holding more that 50% of our issued share capital, or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on July 20, 2004 or who are nominated or elected after July 20, 2004 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.

We have entered into restricted stock agreements with Mr. Abely, Mr. Haynes, Dr. Turley and Mr. Meldrum pursuant to which these individuals received 250,000, 125,000, 50,000 and 70,000 shares, respectively, of restricted stock or restricted stock units on November 11, 2005. One-half of these shares of restricted stock or restricted stock units vest as to 25% on the one-year anniversary of the grant date and an additional 2.083% at the end of each month following the first anniversary of the grant date until the fourth anniversary of the grant date. The remaining shares of restricted stock or restricted stock units underlying the awards will vest as to 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than zero for two successive quarters and 50% if we generate non-GAAP earnings before interest, taxes, depreciation and amortization (excluding restructuring charges, one-time items and the non-cash compensation expense from stock compensation) that are cumulatively greater than 8% of revenues for two successive quarters. The shares of restricted stock or restricted stock units will vest in full upon the consummation of a change of control, provided that the grantee is continuously employed by us through such date.

We have also entered into restricted stock agreements with Mr. Abely, Mr. Haynes, Mr. Meldrum and Dr. Turley pursuant to which these individuals each received 25,000 shares of restricted stock or restricted stock units, respectively, on June 12, 2007. These shares vest upon the achievement by us of positive adjusted EBITDA. The shares of restricted stock or restricted stock units will vest in full upon the consummation of a change of control, provided that the grantee is continuously employed by us through such date.

Under the restricted stock agreements, “change of control” means:

•	a sale of all or substantially all of our assets,

•	a merger, consolidation, reorganization, recapitalization or share exchange involving Bookham with any corporation in which our voting securities outstanding immediately prior to the transaction no longer represent more than 50% of the total voting power of our voting securities or the voting securities of the surviving entity outstanding immediately following the transaction,

•	a sale, transfer or disposition of any shares of our stock as a result of which our existing stockholders do not continue to hold as a group stock representing more than 50% of our total voting securities, or

•	a change in the composition of our board of directors such that continuing directors (meaning directors serving on our board of directors on November 11, 2005 or who are nominated or elected after November 11, 2005 by at least a majority of the directors who were continuing directors at the time of such nomination or election) cease to be a majority of the members of our board of directors.

Potential Payments Upon Termination or Change of Control

The table below shows the benefits potentially payable to each of our named executive officers if he were terminated or a change of control occurred. These amounts are calculated on the assumption that the employment termination or change of control took place on June 30, 2007. The closing price per share of our common stock on the NASDAQ Global Market on June 29, 2007 was $2.25.

						Accelerated
					Accelerated	Vesting of
	Base		Target		Vesting of	Restricted
Name	Salary $		Bonus $		Options(1)	Stock	Benefits $		Total $

Giorgio Anania
— termination without cause	$535,471	(2)	—		—	—	$203,479	(2)	$738,950	(2)(3)
Peter F. Bordui
— change of control	—		—		—	$33,750	—		$33,750
Steve Abely
— termination without cause	$76,500		—		—	—	—		$76,500
— change of control	—		$304,245	(2)(4)	$6,000	$507,422	—		$817,667
Jim Haynes
— termination without cause	$74,479	(2)	—		—	—	—		$74,479	(2)
— change of control	—		—		$6,000	$281,835	—		$287,835
Adrian Meldrum
— termination without cause	$57,734	(2)	—		—	—	—		$57,734	(2)
— change of control	—		—		$6,000	$182,579	—		$188,579
Steve Turley
— termination without cause	$99,792	(2)	—		—	—	—		$99,792	(2)
— change of control	—		$304,245	(2)(5)	$6,000	$146,484	—		$152,484	(2)

(1)	Calculated by multiplying the number of options vesting by the difference between $2.25 and $2.01, the exercise price.

(2)	All figures converted from British Pounds Sterling to U.S. Dollars using the noon buying rate of exchange on September 7, 2007 of $2.0283 U.S. Dollars per British Pound Sterling.

(3)	Consists of $535,471 pay in lieu of notice, $69,611 accrued vacation and $133,868 as compensation for loss of employment.

(4)	Pursuant to an amended Bonus Scheme between Mr. Abely and Bookham dated October 19, 2004.

(5)	Pursuant to an amended Bonus Scheme between Dr. Turley and Bookham dated October 19, 2004.

Compensation Committee Interlocks and Insider Participation

In the year ended June 30, 2007, our compensation committee consisted of Joseph Cook and W. Arthur Porter. Peter Bordui served on our compensation committee until February 13, 2007 when he became our interim president and chief executive officer. During the year ended June 30, 2007, no executive officer of Bookham served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on our board of directors or compensation committee.

PROPOSAL 1 — AMENDMENT TO 2004 STOCK INCENTIVE PLAN

Our board of directors believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. As a company in a highly competitive business sector, we rely heavily upon equity-based compensation to attract, motivate and retain employees. Our use of equity-based compensation is critical as a means to supplement cash compensation paid to our employees and is particularly important in light of the significant turnover experienced in our industry in recent years, the competition for engineering, management and manufacturing talent in the regions in which we operate, and our need to attract, motivate and retain employees in a rapidly changing business environment.

In that regard, we note that, as of October 31, 2007:

•	Only 551,753 shares of common stock remained available for issuance pursuant to future grants of stock options, restricted stock, stock appreciation rights or other stock-based awards under our 2004 stock incentive plan, or the 2004 Plan, and we will not issue any stock options, restricted stock, stock appreciation rights or other stock-based awards pursuant to any predecessor equity plans.

•	The 6,579,731 shares reserved for issuance pursuant to stock options previously granted under the 2004 Plan and all predecessor equity plans have a weighted average exercise price of $6.70 per share and a weighted average term to expiration of 8.06 years. We do not believe these outstanding stock options play a meaningful role in motivating or retaining key personnel. We have, however, elected neither to reprice nor to seek to cancel such outstanding stock options.

•	The total number of shares of restricted stock previously granted under the 2004 Plan was 1,871,761 shares, or approximately 24.4% of the shares subject to all awards previously granted under the 2004 Plan, which is the only equity plan pursuant to which we may grant restricted stock awards.

At our 2007 annual meeting of stockholders on October 23, 2007, we proposed certain amendments to the 2004 Plan for consideration by our stockholders. Because those proposed amendments were not approved by the required vote of our stockholders at the 2007 annual meeting, we have submitted our Amended and Restated 2004 Stock Incentive Plan, or the 2004 Amended Plan, for approval by our stockholders at this special meeting. We have worked with independent third-party compensation consultants in the course of generating the terms and conditions of the 2004 Amended Plan, which we believe will make the 2004 Amended Plan, including the proposed increase in shares of common stock reserved for issuance under the 2004 Amended Plan from 9,000,000 shares to 19,000,000 shares, more acceptable to our stockholders. The

2004 Amended Plan does not contain an annual “evergreen” provision that automatically increases the number of shares reserved for issuance under the 2004 Amended Plan, nor can we increase the number of shares reserved for issuance under the 2004 Amended Plan without stockholder approval. We believe that the proposed increase of 10,000,000 shares of common stock reserved for issuance under the 2004 Amended Plan will provide us with the ability to continue to use equity-based compensation through fiscal year 2010.

On December 3, 2007, our board of directors, subject to stockholder approval, adopted the 2004 Amended Plan, which will amend and restate the 2004 Plan, to, among other things:

1. increase the aggregate number of shares of common stock reserved for issuance under the 2004 Amended Plan from 9,000,000 shares to 19,000,000 shares, all of which may be granted as stock options, and increase the number of such shares of common stock which may be used for awards other than stock options and stock appreciation rights from 7,000,000 to 17,000,000;

2. prohibit the repricing of any stock options or stock appreciation rights or the cancellation of any stock options or stock appreciation rights in exchange for cash without stockholder approval;

3. provide that, for any restricted stock award granted after January 25, 2008 pursuant to which shares vest solely based on the passage of time, the vesting schedule for such shares shall be: (i) no more than one-third prior to the first anniversary of the date of grant (or in the case of awards to our non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), (ii) no more than two-thirds prior to the second anniversary of the date of grant (or in the case of awards to our non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and (iii) the balance at a rate no more than ratably over the period from the second anniversary of the date of grant to the third anniversary of the date of grant (or, in the case of awards to our non-employee directors, if the date of the third annual meeting held after the date of grant is earlier than the third anniversary of the date of grant, the period from the second anniversary of the date of grant to the third annual meeting held after the date of grant);

4. provide that, for any restricted stock award granted after January 25, 2008 pursuant to which shares do not vest solely based on the passage of time, no shares may vest prior to the first anniversary of the date of grant (or in the case of awards to our non-employee directors, if earlier, the date of the first annual meeting held after the date of grant);

5. provide that, the right of our board of directors to amend an award to become immediately exercisable or free from restrictions, in full or in part, will not apply to performance awards;

6. provide that, the right of our board of directors to amend an award to become immediately exercisable or free from restrictions, in full or in part, will not apply to restricted stock awards and other stock-based awards in excess of 10% of the aggregate number of shares authorized under the 2004 Amended Plan, other than in extraordinary circumstances, including the death, disability, or retirement of the participant or the occurrence of a merger, consolidation, sale, reorganization, capitalization or change in control;

7. permit the granting of restricted stock and other stock-based awards intended to qualify as performance-based compensation under Section 162(m) of the Code, provided that such awards may not vest prior to the first anniversary of their grant;

8. provide that discretionary awards to our non-employee directors will be granted and administered only by a committee of our board of directors consisting entirely of directors that are independent as defined by Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules; and

9. prohibit awards from being transferred by a participant to a third party for consideration.

To address potential stockholder concerns, for fiscal years 2008 through 2010, we undertake to limit the number of shares of common stock that will be subject to awards we grant under the 2004 Amended Plan to no greater than the average of 5% of the aggregate number of shares of our common stock that we believe will be outstanding at the end of each fiscal year during such three year period. For purposes of estimating the number of shares granted in any fiscal year, a share subject to an award will count as equivalent to (i) 1.5 shares, if our annual stock price volatility during the applicable fiscal year of grant is 53% or higher, (ii) two shares if our annual stock price volatility is between 25% and 52% during the applicable fiscal year of grant, and (iii) four shares if our annual stock price volatility is less than 25% during the applicable fiscal year of grant. The stock price volatility of our common stock for fiscal 2007, for purposes of SFAS 123R, was 81%. For more information regarding our stock price volatility in fiscal 2007 and prior fiscal years, see Note 1 to our audited financial statements for fiscal 2007, included in our annual report on Form 10-K for fiscal 2007 filed on August 31, 2007.

Our board of directors believes approval of the 2004 Amended Plan is in the best interests of Bookham and recommends a vote “FOR” approval of the 2004 Amended Plan.

Description of the 2004 Amended Plan

The following is a summary of the 2004 Amended Plan. The summary is qualified in its entirety by reference to the 2004 Amended Plan, a copy of which is attached as Appendix A to this proxy statement. In addition, a copy of the 2004 Amended Plan may be obtained from our Corporate Secretary at the following address: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, telephone: (408) 383-1400.

Amount and Types of Awards

The 2004 Amended Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, non-statutory stock options, stock appreciation rights, or SARs, restricted stock and other stock-based awards as described below, which we collectively refer to as awards. The 2004 Amended Plan increases the number of shares of common stock reserved for issuance under the 2004 Plan from 9,000,000 shares to 19,000,000 shares, all of which may be granted as stock options, and increases the portion of such shares of common stock which may be used for awards other than stock options and SARs from 7,000,000 to 17,000,000.

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option exercise price and subject to other terms and conditions specified in connection with the option grant. Options granted under the 2004 Amended Plan must have an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options may not be granted to optionees holding more than 10% of the voting power of Bookham at an exercise price less than 110% of the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years (incentive stock options granted to 10% owners covered by Sections 422(b)(6) and 424(d) of the Code may not be granted for a term in excess of five years). The 2004 Amended Plan permits the following forms of payment of the exercise price of options:

•	payment by cash or check,

•	subject to certain conditions, surrender of shares of our common stock,

•	except as provided in an option agreement, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly sufficient funds to pay the exercise price and any required tax withholding,

•	except as provided in an option agreement, delivery by the participant of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly cash or a check sufficient to pay the exercise price and any required tax withholding,

•	subject to certain conditions, delivery of a promissory note,

•	subject to certain conditions, any other lawful means of payment, or

•	any combination of these forms of payment.

Director Options.  The 2004 Amended Plan provides for the automatic grant of options to members of our board of directors who are not employees of Bookham or any of our subsidiaries. The 2004 Amended Plan provides that on the date of each annual meeting of stockholders, each non-employee director who is serving as a director both immediately before and immediately after the meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. The board retains the specific authority to from time to time increase or decrease the number of shares subject to options granted to non-employee directors under the 2004 Amended Plan and has exercised this right in the past. Under the 2004 Amended Plan, options automatically granted to non-employee directors will:

•	have an exercise price equal to the closing price on the day before the date of grant,

•	be exercisable in full at the time of grant,

•	expire on the earlier of ten years from the date of grant or one year following cessation of service on the board, and

•	contain such other terms and conditions as our board of directors determines.

Beginning in November 2005, however, our board of directors suspended the automatic grants to non-employee directors and provided by resolution that each non-employee director receive a non-statutory stock option to purchase 10,000 shares of our common stock and an award of 10,000 shares of restricted stock annually on the date of our annual meeting of stockholders, provided that the director is serving as a director both immediately before and immediately after the meeting. These options granted to non-employee directors vest immediately and the restricted stock vests as to 50% after one year and 100% after two years, provided that the director is serving as a director on the applicable vesting date. If the 2004 Amended Plan is approved by our stockholders, future restricted stock awards to our non-employee directors under the 2004 Amended Plan will vest such that (i) no more than one-third vests prior to the earlier of the first anniversary of the date of grant or the date of the first annual meeting held after the date of grant, (ii) no more than two-thirds vest prior to the earlier of the second anniversary of the date of grant or the date of the second annual meeting held after the date of grant, and (iii) the balance vests at a rate no more than ratably over the period from the second anniversary of the date of grant to the third anniversary of the date of grant (or, if the date of the third annual meeting held after the date of grant is earlier than the third anniversary of the date of grant, the period from the second anniversary of the date of grant to the third annual meeting held after the date of grant).

Under the 2004 Amended Plan, discretionary awards to our non-employee directors will be granted and administered only by a committee of our board of directors consisting entirely of directors that are independent as defined by Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

SARs.  A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination of common stock and cash determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently of or in tandem with an option.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of those shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for the award. The 2004 Amended Plan generally requires that all restricted stock awards granted after January 25, 2008 be subject to the following minimum vesting provisions:

•	for any restricted stock award agreement pursuant to which shares vest solely based on the passage of time, the vesting schedule for such shares of common stock provided for therein shall be: (i) no more than one-third of the shares subject to the award prior to the first anniversary of the date of grant (or in the case of awards to our non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), (ii) no more than two-thirds of the shares subject to the award prior to the second anniversary of the date of grant (or in the case of awards to our non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and (iii) the balance of the shares subject to the award at a rate no more than ratably over the period from the second anniversary of the date of grant to the third anniversary of the date of grant (or, in the case of awards to our non-employee directors, if the date of the third annual meeting held after the date of grant is earlier than the third anniversary of the date of grant, the period from the second anniversary of the date of grant to the third annual meeting held after the date of grant); and

•	awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant (or, in the case of an award to any of our non-employee directors, if earlier, the date of the first annual meeting held after the date of grant).

Other Stock-Based Awards.  Under the 2004 Amended Plan, our board of directors has the right to grant other awards based upon our common stock or other property having such terms and conditions as our board of directors may determine, including the grant of awards entitling recipients to receive shares of common stock to be delivered in the future, which we refer to as other stock-based awards.

Performance Awards.  Under the 2004 Amended Plan, certain restricted stock and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, which we refer to as performance awards, may be made subject to the achievement of performance goals. Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each performance award will be based on one or more of the following measures: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, earnings per share (before or after discontinued operations, interest, taxes, depreciation and/or amortization), operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, non-cash compensation expense from stock compensation, one-time charges or accruals or other unusual or non-recurring items and the cumulative effect of accounting changes. These performance goals:

•	may vary by participant and may be different for different awards;

•	may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by a committee of the board of directors; and

•	will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Under the 2004 Amended Plan, performance awards may not vest prior to the first anniversary of their grant, and the committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or the occurrence of a change in control of Bookham.

Transferability of Awards

Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. Under the 2004 Amended Plan, no award may be transferred by a participant to a third party for consideration.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of Bookham and our subsidiaries are eligible to be granted awards under the 2004 Amended Plan. Under present law, however, incentive stock options may only be granted to employees of Bookham and our subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2004 Amended Plan may not exceed 1,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award.

Plan Benefits

As of October 31, 2007, approximately 2,100 persons were eligible to receive awards under the 2004 Amended Plan, including our five executive officers and five non-employee directors. The granting of awards under the 2004 Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

On December 3, 2007, the closing sale price of a share of our common stock as reported on the NASDAQ Global Market was $2.51.

Administration

The 2004 Amended Plan will be administered by our compensation committee, under authority delegated to it by our board of directors. All of the members of our compensation committee are “independent” as defined by Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Amended Plan. In addition, the board of directors may construe and interpret the terms of the 2004 Amended Plan and any award entered into under the 2004 Amended Plan. Pursuant to the terms of the 2004 Amended Plan, our board of directors may delegate authority under the 2004 Amended Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized the compensation committee to exercise all rights and functions of the board under the 2004 Amended Plan, including, without limitation, the authority to interpret the terms of the 2004 Amended Plan and to grant options and other awards under the 2004 Amended Plan. However, the board has not authorized the compensation committee to amend the terms of the 2004 Amended Plan. The compensation committee intends to delegate to our stock option committee, which currently consist of our chief executive officer, the authority to make stock option grants under the 2004 Amended Plan to certain employees, other than our executive officers. The 2004 Amended Plan also provides that discretionary awards to our non-employee directors will be granted and administered only by a committee of our board of directors consisting entirely of directors that are independent as defined by Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Subject to any applicable limitations contained in the 2004 Amended Plan, our board of directors, the compensation committee, or any other committee to whom the board of directors delegates authority, as the case may be, selects the recipients of awards and determines:

•	the number of shares of common stock covered by options and the dates upon which the options become exercisable,

•	the exercise price of options (which may not be less than 100% of fair market value of our common stock on the date of grant),

•	the duration of options (which may not exceed 10 years), and

•	the number of shares of common stock subject to any SAR, restricted stock award or other stock-based awards and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2004 Amended Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2004 Amended Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•	any merger or consolidation of Bookham with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled,

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction, or

•	any liquidation or dissolution of Bookham.

In connection with a reorganization event, the board of directors will take any one or more of the following actions as to all or any outstanding awards, other than restricted stock awards, on such terms as our board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate of the acquiring or succeeding corporation),

•	upon written notice, provide that all unexercised options or other unexercised awards will become exercisable in full and will terminate immediately prior to the reorganization event unless exercised within a specified period following the date of the notice,

•	provide that outstanding awards will become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event,

•	in the event of a reorganization event under the terms of which holders of common stock will receive a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to a participant equal to (a) the acquisition price times the number of shares of common stock subject to the participant’s awards (to the extent the exercise price does not exceed the acquisition price) minus (b) the aggregate exercise price of all the participant’s outstanding awards, in exchange for the termination of those awards,

•	provide that, in connection with a liquidation or dissolution of Bookham, awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price of those awards), and

•	any combination of the above.

Upon a reorganization event that is not a liquidation or dissolution, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which our common stock was converted into or exchanged for in the reorganization event in the same manner and to the same extent as they applied to the common stock subject to the restricted stock award. Upon a reorganization event involving the liquidation or dissolution of Bookham, except to the extent provided in the instrument evidencing any restricted stock award or any other agreement between us and a participant, all restrictions and conditions on all outstanding restricted stock awards will automatically be deemed terminated or satisfied.

Acceleration

Our board of directors may provide that:

•	any options or SARs will, at anytime, become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be;

•	any part or all of the restrictions or conditions applicable to restricted stock awards and other stock-based awards may be removed or modified or that such restricted stock award or other stock-based award may become immediately exercisable or realizable in full (and we may waive our right to repurchase shares of common stock or waive the forfeiture thereof) either with respect to an aggregate number of shares subject to such awards not to exceed 10% of the number of shares authorized under the 2004 Amended Plan, or in excess of this 10% threshold only in extraordinary circumstances, including the death, disability or retirement of the participant or the occurrence of a merger, consolidation, sale, reorganization, recapitalization or change in control; and

•	any performance awards will, at anytime after the first anniversary of the date of grant, become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by the award will again be available for grant under the 2004 Amended Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Repricing

Without stockholder approval, we may not (i) reduce the exercise price of outstanding stock options or SARs, except for appropriate adjustments to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs or other similar changes in our capitalization, (ii) cancel any outstanding stock option or SAR and grant in substitution thereof a new award under the 2004 Amended Plan for the same or a different number of shares with an exercise price lower than the exercise price per share of the cancelled stock option or SAR, or (iii) cancel any outstanding stock option or SAR in exchange for cash consideration, except upon a reorganization event or in connection with a similar change in corporate structure or change in control.

Substitute Options

In connection with a merger or consolidation of an entity with Bookham or the acquisition by Bookham of property or stock of an entity, our board of directors may grant options in substitution for any options or other stock or stock-based awards granted by that entity or an affiliate of that entity. Substitute options may be granted on terms our board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2004 Amended Plan.

Provisions for Foreign Participants

Our board of directors may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2004 Amended Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. Our board of directors has adopted a subplan for grants of awards under the 2004 Amended Plan to individuals in the United Kingdom. The subplan, which relates only to options, establishes additional limitations on the number of shares of common stock underlying options that may be granted to participants, the exercise price of options and method of payment of the exercise price and eligibility for exercise of options. The subplan also provides that options granted under the subplan will become fully exercisable and terminate upon a reorganization event or such later date following the reorganization event as may be specified in a written notice from our board of directors.

Amendment or Termination

No award may be made under the 2004 Amended Plan after September 8, 2014, but awards previously granted may extend beyond that date. Our board of directors may at any time amend, suspend or terminate the 2004 Amended Plan or any portion of the 2004 Amended Plan. However, to the extent determined by the board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained. No award will be made that is conditioned upon stockholder approval of any amendment to the 2004 Amended Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2004 Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Bookham or any corporate parent or 50% or more-owned corporate subsidiary of Bookham at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock on the date of grant less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2004 Amended Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to Bookham

There will be no tax consequences to Bookham except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Grants and Benefits under the 2004 Stock Incentive Plan to Certain Individuals

The granting of awards under the 2004 Amended Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. The following is information as of June 30, 2007 with respect to awards granted under the 2004 Plan to our named executive officers, executive officers as a group, as of June 30, 2007, all non-employee directors as a group, and all non-executive employees and consultants (including all officers who were not executive officers at June 30, 2007) as a group. The exercise prices of the options range from $2.01 to $57.67 per share.

	2004 Stock Incentive Plan
		Number of
	Number of	Shares of
	Shares of	Common Stock
	Common Stock	Subject to
	Underlying	Restricted
Name and Position	Option Grants	Stock Awards

Giorgio Anania(1)	—	—
President and Chief Executive Officer
Peter F. Bordui(2)	20,000	20,000
Interim President and Chief Executive
Officer, Director Nominee
Stephen Abely	275,000	225,521
Chief Financial Officer
Stephen Turley	75,000	65,104
Chief Commercial Officer
Jim Haynes	164,000	125,260
Chief Operating Officer and Acting
Chief Technology Officer
Adrian Meldrum	111,000	81,146
Vice President, Sales and Marketing
David Simpson	20,000	20,000
Director Nominee
All executive officers as a group	645,000	517,031
All directors who were not executive officers as a group	80,000	80,000
All employees, including all officers who were not executive officers, as a group	4,812,016	977,070

(1)	Dr. Anania served as our president and chief executive officer until February 13, 2007.

(2)	Dr. Bordui served as our interim president and chief executive officer from February 13, 2007 to August 13, 2007.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2007:

	(a)		(b)	(c)
Number of Securities
	Number of Securities			Remaining Available
	to be Issued		Weighted-Average	for Future Issuance
	Upon Exercise of		Exercise Price of	Under Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights(1)		Warrants and Rights	Reflected in Column(a))(2)

Equity compensation plans approved by security holders(3)	5,537,016	(4)	$4.57	2,245,249	(5)
Equity compensation plans not approved by security holders	—		—	—

Total	5,537,016	(4)	$4.57	2,245,249	(5)

(1)	This table excludes an aggregate of 892,432 shares of common stock issuable upon exercise of outstanding options we assumed in connection with the scheme of arrangement pursuant to which Bookham Technology plc became our wholly-owned subsidiary. The weighted average exercise price of these options as of June 30, 2007 was $22.83. At the time of the scheme of arrangement, we provided that no further equity awards would be made under the Bookham Technology plc equity plans.

(2)	In addition to being available for future issuance upon exercise of options that may be granted after June 30, 2007, 1,245,249 shares under the 2004 stock incentive plan, as amended, may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

(3)	Consists of the following equity compensation plans: the 2004 stock incentive plan, as amended, the 2004 employee stock purchase plan and the 2004 sharesave scheme.

(4)	Consists of options granted under the 2004 stock incentive plan, as amended. The number of shares of common stock does not include 1,554,101 shares of restricted stock and restricted stock units granted under the 2004 stock incentive plan, as amended, 1,245,249 shares of common stock currently reserved for issuance under the 2004 stock incentive plan, as amended, 500,000 shares of common stock reserved for issuance under the 2004 employee stock purchase plan or 500,000 shares of common stock reserved for issuance under the 2004 sharesave scheme.

(5)	Includes 500,000 shares of common stock issuable under the 2004 employee stock purchase plan and 500,000 shares of common stock issuable under the 2004 sharesave scheme.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2008 annual meeting of stockholders, the stockholder must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than June 1, 2008.

If a stockholder wishes to present a proposal at the 2008 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our bylaws specify the information that must be included in any such notice, including a brief description of the proposal and the name of the stockholder proposing such business. We must receive this notice at least 90 days, but not more than 120 days, prior to October 23, 2008. However, if the 2008 annual meeting is scheduled to be held prior to October 3, 2008 or after December 22, 2008, the notice must be received no earlier than the 120th day prior to the 2008 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2008 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If the stockholder fails to provide timely notice of a proposal to be presented at the 2008 annual meeting of stockholders, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by our board of directors will have discretionary authority to vote on such proposal should it be allowed to come before the meeting.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our annual report and/or proxy statement to you if you call or write us at the following address or phone number: Bookham, Inc., 2584 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, (408) 383-1400. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other business that will be presented for consideration at the special meeting other than that described above. Under our by-laws, business transacted at the special meeting must be limited to matters relating to the purpose or purposes stated in the notice of meeting to which this proxy statement is attached.

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

We have retained The Altman Group as a consultant and to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of approximately $11,000 plus expenses relating to such consultation and solicitation.

We encourage you to attend the special meeting in person. However, in order to make sure that you are represented at the special meeting, we urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the special meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

/s/  Peter F. Bordui

Peter F. Bordui
Chairman of the Board of Directors

December 6, 2007
San Jose, California

Appendix A

BOOKHAM, INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this Amended and Restated 2004 Stock Incentive Plan (the “Plan”) of Bookham, Inc. a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of Bookham, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which Bookham, Inc. has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

(d) Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, all of the members of which are independent as defined by Section 4200(a)(15) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to 19,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS.  The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 17,000,000.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Bookham, Inc., any of Bookham, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time that the Option is granted.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10), (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the exercise price per share of the cancelled option, and (3) no outstanding Option granted under the Plan may be cancelled in exchange for the payment of cash consideration by the Company, except as provided for upon a Reorganization Event (as defined in Section 10) as contemplated by Section 10(b) or in connection with a similar change in corporate structure or change of control of the Company.

6.	Director Options

(a) Annual Grant.  On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 10).

(b) Terms of Director Options.  Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on the NASDAQ Stock Market or the national securities exchange on which the Common Stock is then traded on the trading date immediately prior to the date of grant (and if the Common Stock is not then traded on the NASDAQ Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) be immediately exercisable at the time of grant, (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(c) Board Discretion.  Notwithstanding anything herein to the contrary, the Board retains the specific authority to from time to time (i) increase or decrease the number of shares subject to options granted under Section 6(a), (ii) to make additional grants of Nonstatutory Stock Options to members of the Board who are not employees of the Company or any subsidiary of the Company; and (iii) provide conditions or limitations (such as vesting limitations) applicable to the exercise of options granted under this Section 6.

7.	Stock Appreciation Rights

(a) General.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants.  SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)	Tandem Award. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)	Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a measurement price per share that is lower than the measurement price per share of such outstanding SAR (other than adjustments pursuant to Section 10), (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the measurement price per share of the cancelled SAR, and (3) no outstanding SAR granted under the Plan may be cancelled in exchange for the payment of cash consideration by the Company, except as provided for upon a Reorganization Event (as defined in Section 10) as contemplated by Section 10(b) or in connection with a similar change in corporate structure or change of control of the Company.

8.	Restricted Stock

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any Restricted Stock Awards granted after January 25, 2008 that vest solely based on the passage of time shall be: (i) no more than one-third vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), (ii) no more than two-thirds vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant) and (iii) the balance shall vest at a rate no more than ratably over the period from the second anniversary of the date of grant to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if the date of the third annual meeting held after the date of grant is earlier than the third anniversary of the date of grant, the period from the second anniversary of the date of grant to the third annual meeting held after the date of grant). Any Restricted Stock Awards granted after January 25, 2008 that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant).

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Deferred Delivery of Shares.  The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

9.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock-Based Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

10.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share related provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock-Based Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards (other than Restricted Stock Awards) on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. Notwithstanding anything to the contrary in this Section 11(a), no Award may be transferred by a Participant to a third party for consideration.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award, including any Option and any SAR, shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be. The foregoing sentence shall not apply to (1) Performance Awards granted pursuant to Section 11(i) or (2) Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, in excess of 10% of the maximum number of authorized shares set forth in Section 4(a). Notwithstanding any other provision of this Plan (other than Section 11(i), if applicable), the Board may only waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof), remove or modify any part or all of the restrictions or conditions applicable to any Restricted Stock Award or Other Stock-Based Award or provide that such Award will become immediately exercisable or realizable, in full or in part, in excess of 10% of the maximum number of authorized shares set forth in Section 4(a) in extraordinary circumstances which shall include, without limitation, death, disability or retirement of the Participant; or a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

(i) Performance Awards.

(1) Grants.  Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Subject to Section 11(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant.

(2) Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, earnings per share (before or after discontinued operations, interest, taxes, depreciation and/or amortization), operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) charges for restructuring and rationalization programs, (vi) non-cash compensation expense from stock compensation and (vii) one-time charges or credits. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

(f) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Approved by the Board of Directors on
December 3, 2007

Approved by the Stockholders on

PROXY
BOOKHAM, INC.
SPECIAL MEETING OF STOCKHOLDERS
January 25, 2008
     This Proxy is solicited on behalf of the Board of Directors of Bookham, Inc. (the “Company”).
     The undersigned, having received notice of a special meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Stephen Abely and Alain Couder (with full power of substitution), as proxies of the undersigned, to attend the special meeting of stockholders of the Company to be held on Friday, January 25, 2008, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at this special meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.
     Please vote, date and sign on reverse side and return promptly in the enclosed postage pre-paid envelope.
     Has your address changed? Do you have any comments?

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  ☒
DETACH HERE
BOOKHAM, INC.
The shares of common stock of the Company represented by this proxy will be voted as directed by the undersigned for the proposal herein proposed by the Company. If no direction is given with respect to the proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.
Vote on Proposals
      1.       To approve the Company’s 2004 Amended and Restated Stock Incentive Plan.
     FOR [    ]                                AGAINST [    ]                      ABSTAIN [    ]
Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.
Please be sure to sign and date this proxy below.
For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

Signature:	Date:	Signature (Joint Owners):	Date:
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BOOKHAM, INC. ATTN: STOCK ADMINISTRATION 2584 JUNCTION AVENUE SAN JOSE, CA 95134	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Bookham, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bookham, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717